UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) —December 2, 2008

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
101 College Road East
Princeton, New Jersey 08540
(Address of principal executive offices)
Registrant’s telephone number, including area code: (609) 228-8220
50 Audubon Road
Wakefield, MA 01880
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
On December 2, 2008, NUCRYST Pharmaceuticals Corp. (the “Company”) announced that its Board of Directors received from its majority shareholder, The Westaim Corporation (“Westaim”) a requisition to call a special meeting of shareholders to consider a return of capital of US$0.80 per share to the Company’s shareholders. This equates to a return of capital of approximately US$15 million. The special meeting requisition also requests that shareholders set the number of directors of the Company and elect directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.
Item 9.01     Financial Statements and Exhibits
(d)     Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated December 2, 2008, titled “NUCRYST Receives a Requisition to Call a Special Meeting of Shareholders From Majority Shareholder”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
	By:	/s/ Carol L. Amelio
Carol L. Amelio
Dated: December 4, 2008.		Vice President, General Counsel and Corporate Secretary